UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2022
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01         Changes in Control of Registrant.

As previously disclosed in the Current Report on Form 8‑K filed by Abraxas Petroleum Corporation (the “Company”) with the Securities and Exchange Commission on January 3, 2022, the Company and AG Energy Funding, LLC (“AGEF”) entered into an Exchange Agreement dated January 3, 2022 (the “Exchange Agreement”), pursuant to which the Company issued 685,505 shares of its Series A Preferred Stock (the “Preferred Shares”) to AGEF, which entitled AGEF to approximately 85% of the voting power of the Company’s outstanding capital stock.

On September 13, 2022, AGEF and Biglari Holdings Inc., an Indiana corporation (“Biglari”), entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) and an Assignment and Assumption Agreement (the “Assignment Agreement”), pursuant to which AGEF agreed to sell and assign to Biglari, and Biglari agreed to purchase, acquire, and assume from AGEF, all of AGEF’s Preferred Shares and all of AGEF’s rights, title, and interests in, and duties and obligations under, the Exchange Agreement (such transactions between AGEF and Biglari, the “Sale and Assignment”). Following Biglari’s acquisition of the Preferred Shares, a change in control of the Company occurred. Biglari’s ownership of the Preferred Shares results in its beneficial ownership, both directly and indirectly, of the approximately 85% of the Company’s voting securities that AGEF owned prior to effecting the Sale and Assignment. In exchange for the Preferred Shares, Biglari paid consideration to AGEF in an amount of $80,000,000. Biglari used working capital and cash on hand to fund the purchase of the Preferred Shares.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Purchase Agreement, Messrs. Todd Dittmann, David Roberts, Damon Putman, and Daniel Baddeloo tendered letters of resignation to the board of directors of the Company (the “Board”) in which they resigned from their positions on the Board. In accordance with the terms of the Purchase Agreement, the resignations became effective immediately prior to 10:00 a.m., New York City time, on September 13, 2022 (the “Closing”). At the time of their resignations, Mr. Dittmann served as a Class I member of the Board, Mr. Roberts served as a Class II member of the Board, and Messrs. Putman and Baddeloo served as Class III members of the Board. Messrs. Putman and Baddeloo also held positions on the Company’s Audit and Compensation Committees, with Mr. Baddeloo being the Chairman of the Audit Committee and Mr. Putman being the Chairman of the Compensation Committee. Messrs. Dittmann, Roberts, Putman, and Baddeloo resigned from the Board given the change in control of the Company described in Item 5.01 of this Current Report on Form 8-K and in accordance with the conditions of Closing set forth in the Purchase Agreement. Mr. Robert L.G. Watson will continue to serve as a Class II member of the Board until the expiration of his term when he stands for re-election in 2023. Mr. Brian L. Melton will continue to serve as a Class III member of the Board until the expiration of his term when he stands for re-election in 2025.

In accordance with the terms of the Purchase Agreement, on September 13, 2022, the Board voted to appoint Messrs. Sardar Biglari, Philip Cooley, and Bruce Lewis as members of the Board to fill vacancies created by the resignations of Messrs. Dittmann, Putman, and Baddeloo. Mr. Biglari will fill the vacancy created by the resignation of Mr. Dittmann and will serve as a Class I director. Messrs. Cooley and Lewis will fill the vacancies created by the resignations of Messrs. Baddeloo and Putman and will serve as Class III directors. The new directors will serve in their respective roles until the next annual meeting of the stockholders of the Company at which such person’s class of directors stands for election, or until their earlier resignation or removal. The Class II director vacancy created by the resignation of Mr. Roberts will remain vacant until further action with respect thereto by the Board or the Company’s stockholders. The Board intends to determine on which committees the three new directors will serve at its first board meeting following the transactions. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K of the Securities Act with respect to Messrs. Biglari, Cooley, or Lewis.

All three newly appointed members of the Board are affiliated with officers and directors of Biglari Holdings Inc. Upon the effectiveness of their appointment to the Company’s Board, Messrs. Biglari, Cooley, and Lewis will become subject to Section 16 of the Securities Exchange Act of 1934.

In connection with the change in control of the Company described in Item 5.01 of this Current Report on Form 8-K, Mr. Steven P. Harris was informed on September 15, 2022 that his services as the Vice President – Chief Financial Officer of the Company would no longer be required, effective as of September 30, 2022. In consideration for Mr. Harris’s services, the Company will pay Mr. Harris a severance payment equal to one month of Mr. Harris’s salary compensation for each year of his service to the Company. Mr. Harris has served as the Company’s Vice President – Chief Financial Officer since November 2018.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2022, the Board adopted an amendment to the Company’s Bylaws, which became effective as of the Closing of the Purchase Agreement, as described in Items 5.01 and 5.02 of this Current Report on Form 8-K. Specifically, Article X was amended to establish the inapplicability of the “Controlling Interest Statues” set forth in the Nevada Revised Statutes Sections 78.378 through 78.3793 to both the Exchange Agreement between the Company and AGEF and to the Purchase Agreement between AGEF and Biglari, or any of the transactions contemplated by such agreements. The foregoing description of the amendment to the Company’s Bylaws is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the amendment, which is filed herewith as Exhibit 3.1, and is incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

3.1         Amendment to Bylaws of Abraxas Petroleum Corporation, effective September 13, 2022.
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:         /s/ Robert L.G. Watson
Robert L.G. Watson
President, and Chief Executive Officer

Dated: September 16, 2022